EXHIBIT F

                            GUARANTEE AGREEMENT
                            -------------------

     This GUARANTEE (this "Agreement") dated as of September 30, 1998, is made by certain Subsidiaries of Inamed Corporation, a Florida corporation (the "Company") that are signatories hereto and who execute a Joinder hereto in the form of Exhibit A hereto (collectively, the "Guarantors") in favor of the holders of the Company's 10.00% Senior Secured Notes due March 31, 1999 or, at the option of the Company exercised as provided therein, September 1, 2000 (the "Notes") issued pursuant to the Note Purchase Agreement, dated as of the date hereof, among the purchasers listed on Exhibit A thereto (the "Purchasers"), Appaloosa Management, L.P., as Collateral Agent and the Company (the "Note Purchase Agreement").

                                  RECITALS
                                  --------

     A. Pursuant to the Note Purchase Agreement, the Purchasers are purchasing Notes from the Company in the aggregate principal amount of $8,000,000 and Warrants to acquire up to 590,000 shares of Common Stock with an exercise price of $6.50 per share (the "Loan Warrants");

     B. The Guarantors are direct or indirect Subsidiaries of the Company;

     C. As a condition, and material inducement, to the Purchasers' agreement to purchase the notes and the Loan Warrants, the Purchasers required that the Guarantors execute this Agreement.

     NOW, THEREFORE, in consideration of the premises and to induce the Purchasers and the Collateral Agent to enter into the Note Purchase Agreement, each Guarantor hereby agrees as follows:

Article I.  Definitions and Interpretation.

     1.01 Certain Defined Terms. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Note Purchase Agreement (including those terms incorporated therein by reference) shall have the respective meanings assigned to them in the Note Purchase Agreement. In addition, the following terms shall have the following meanings under this Agreement:

     "Collateral" shall have the meaning assigned to that term in the Note Purchase Agreement.

     "Guaranteed Obligations" means any and all Obligations and any and all obligations of the Company for the performance by it of its agreements, covenants and undertakings under or in respect of the Loan Documents.

     "Loan Documents" shall mean the Note Purchase Agreement, the Notes, this Agreement, the Security Agreement, dated as of the date hereof, between the Company and the Collateral Agent (the "Security Agreement"), the Guarantee and Security Agreement, dated as of the date hereof, by and between certain Subsidiaries of the Company and the Collateral Agent (the "Guarantee and Security Agreement"), the Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Purchasers and the Intercreditor Agreement, dated as of the date hereof, by and between the Collateral Agent and the Trustee.

     "Loan Warrants" shall have the meaning assigned to that term in the Recitals.

     "Obligations" shall mean the principal and interest due under the Notes and all other obligations and liabilities of the Company to the Holders of every nature whatsoever now existing or hereafter arising, including, without limitation, all prepayment premiums, indemnities, reimbursement obligations, fees, costs and expenses, arising under or in connection the Loan Documents (including, without limitation, any interest accruing subsequent to (or that would accrue but for) the commencement of any proceeding involving the bankruptcy, insolvency, reorganization, liquidation, receivership or the like of the Company), and any and all expenses which may be incurred by the Holders in collecting any or all of the obligations of such Guarantor under this Agreement and/or enforcing any rights under this Agreement.

     1.02 Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Loan Document); and references to Persons include their respective permitted successors and assigns and, in the case of governmental Persons, Persons succeeding to their respective functions and capacities.

Article II.  Guarantee.

     2.01 Guarantee. (a) Subject to the limitation set forth in Section 2.08, each of the Guarantors, as a primary guarantor and not merely as a surety, hereby jointly and severally guarantees to the Holders the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) and performance of the Guaranteed Obligations in each case strictly in accordance with their terms. The Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed Obligations, the Guarantors will immediately pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The obligations of the Guarantors under this Article II are irrevocable and unconditional in nature and are made with respect to any Guaranteed Obligations now existing or in the future arising. The Guarantors' liability under this Agreement shall continue until full satisfaction of all Guaranteed Obligations. The obligations of the Guarantors constitute a guarantee of due and punctual payment and performance and not merely a guarantee of collection, and each of the Guarantors specifically agrees that it shall not be necessary or required that the Holders exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of such Guarantor hereunder.

          (b) No payment or payments made by the Company or any other Person or received or collected by the Holders from the Company or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder which shall, notwithstanding any such payment or payments, remain liable for the Guaranteed Obligations until the date upon which the Guaranteed Obligations are fully performed and paid in full.

     2.02 Acknowledgments, Waivers and Consents. Each Guarantor acknowledges that the obligations undertaken by it under this Agreement involve the guarantee of obligations of Persons other than such Guarantor and that such obligations of such Guarantor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Guarantor agrees that:

          (a) Without affecting the enforceability or effectiveness of this Agreement in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Guarantor, or the rights, remedies, powers and privileges of the Holders under this Agreement, the Collateral Agent may, at any time and from time to time and without notice or demand of any kind or nature whatsoever: (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Guaranteed Obligations);
(ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Loan Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Loan Document or any such other instrument or any term or provision of the foregoing; (iii) accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations; (iv) accept or receive (including from any other Guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise); (v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other Guarantor); (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including the obligations of any other Guarantor) for or relative to all or any part of the Guaranteed Obligations; (vii) apply any collateral or the proceeds of any collateral or guarantee (including the obligations of any other Guarantor) to all or any part of the Guaranteed Obligations in such manner and extent as the Collateral Agent may in its discretion determine; (viii) release any Person (including any other Guarantor) from any personal liability with respect to all or any part of the Guaranteed Obligations; (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Collateral Agent may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee of all or any part of the Guaranteed Obligations (including with any other Guarantor); (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other Person (including any other Guarantor); (xi) proceed against the Company, such or any other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Holders under the Loan Documents or otherwise in such order and such manner as the Collateral Agent may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement as to any Guarantor; (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off; (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Collateral Agent may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Collateral Agent a party in possession in contemplation of law, except at its option); (xiv) enter into such other transactions or business dealings with any other Guarantor, the Company, any Subsidiary or Affiliate of the Company or any other guarantor of all or any part of the Guaranteed Obligations as the Collateral Agent may desire; and (xv) do all or any combination of the actions set forth in this Section 2.02(a).

          (b) The enforceability and effectiveness of this Agreement and the liability of the Guarantors, and the rights, remedies, powers and privileges of the Holders and the Collateral Agent, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of: (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Loan Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations; (ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations of the Company, any other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor; (iii) the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations; (iv) the cessation, for any cause whatsoever, of the liability of the Company, any other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.05, by reason of the full payment and performance of all Guaranteed Obligations); (v) any failure of the Holders or the Collateral Agent to marshal assets in favor of the Company or any other Person (including any other Guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Guarantor, the Company, any other guarantor of all or any part of the Guaranteed Obligations or any other Person or to take any action whatsoever to mitigate or reduce such or any other Guarantor's liability under this Agreement, the Holders and the Collateral Agent being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Company may be in default of its obligations under any Loan Document; (vi) any failure of the Holders or the Collateral Agent to give notice of sale or other disposition of any Collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Company, any Guarantor or any other Person or any defect in, or any failure by any Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any Collateral; (vii) any failure of the Holders or the Collateral Agent to comply with applicable laws in connection with the sale or other disposition of any Collateral for all or any part of the Guaranteed Obligations; (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Guarantor or may preclude any Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from any other Guarantor, the Company, any other guarantor or any other Person and even though the Company may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency; (ix) any benefits the Company, any Guarantor or any other guarantor may otherwise derive from the laws of any jurisdiction of the nature of a "one-form-of-action," "anti-deficiency" or "security-first" rule; (x) any act or omission of the Holders, the Collateral Agent or any other Person that directly or indirectly results in or aids the discharge or release of the Company or any other Guarantor of all or any part of the Guaranteed Obligations or any security or guarantee for all or any part of the Guaranteed Obligations by operation of law or otherwise; (xi) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (xii) the possibility that the obligations of the Company to the Holders or the Collateral Agent may at any time and from time to time exceed the aggregate liability of the Guarantors under this Agreement; (xiii) any counterclaim, set-off or other claim which the Company or any other Guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations; (xiv) any failure of the Holders or the Collateral Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (xv) the election by the Holders or the Collateral Agent, in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code; (xvi) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code; (xvii) any use of cash collateral under Section 363 of the Bankruptcy Code; (xviii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xix) the avoidance of any Lien in favor of the Holders or the Collateral Agent for any reason; (xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding; (xxi) any action taken by the Collateral Agent that is authorized by this Section
2.02 or otherwise in this Agreement or by any other provision of any Loan Document or any omission to take any such action; or (xxii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

          (c) Each Guarantor expressly waives, for the benefit of the Collateral Agent and the Holders, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

          (d) Each Guarantor represents and warrants to the Holders that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that such Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Each Guarantor further represents and warrants that it has reviewed and approved each of the Loan Documents and is fully familiar with the transactions contemplated by the Loan Documents and that it will in the future remain fully familiar with such transactions and with any new Loan Documents and the transactions contemplated by such Loan Documents. Each Guarantor hereby expressly waives and relinquishes any duty on the part of the Holders (should any such duty exist) to disclose to such or any other Guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Loan Document or the transactions undertaken pursuant to, or contemplated by, any such Loan Document, whether now or in the future known by the Holders.

          (e) Each Guarantor intends that its rights and obligations shall be those expressly set forth in this Agreement and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Agreement.

     2.03 Understanding With Respect to Waivers and Consents. Each Guarantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such or any other Guarantor otherwise may have against the Company, the Holders, the Collateral Agent or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

     2.04 Subrogation. Notwithstanding any payment or payments made by the Guarantors hereunder, or any set-off or application of funds of the Guarantors by the Collateral Agent, no Guarantors shall exercise any of the rights of the Collateral Agent or any Holder which any Guarantor may acquire by way of subrogation, by any payment made hereunder, by reason of such set-off or application of funds or otherwise, against the Company or against any collateral security or guarantee or right of set-off held by the Collateral Agent or any Holder for the payment of the Guaranteed Obligations, and no Guarantor shall seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Guarantors hereunder, until all amounts owing to the Collateral Agent and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as required by the applicable Loan Documents.

     2.05 Reinstatement. The obligations of each Guarantor under this
Article II shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company, any other Guarantor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and the Guarantors jointly and severally agree that it will indemnify the Holders and the Collateral Agent on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Holders in connection with such rescission or restoration.

     2.06 Remedies. The Guarantors hereby jointly and severally agree that, between each of them and the Collateral Agent (for the benefit of the Holders) the obligations of the Company under the Loan Documents may be declared to be forthwith (or may become automatically) due and payable as provided in Section 7.2 of the Note Purchase Agreement for purposes of
Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Company) and that, in the event of such declaration (or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable for purposes of Section 2.01.

     2.07 Subordination of Indebtedness of the Company; Security Interest.
(a) Each Guarantor agrees that any indebtedness of the Company now or in the future owed to such Guarantor is hereby subordinated to the Guaranteed Obligations. If the Collateral Agent so requests, any such indebtedness shall be collected, enforced and received by such Guarantor as trustee for the Collateral Agent and shall be paid over to the Collateral Agent (for the benefit of the Holders) in kind on account of the Guaranteed Obligations. If, after the Collateral Agent's request, such Guarantor fails to collect or enforce any such indebtedness or to pay the proceeds of such indebtedness to the Collateral Agent, the Collateral Agent as such Guarantor's attorney-in-fact may do such acts and sign such documents in such Guarantor's name and on such Guarantor's behalf as the Collateral Agent considers necessary or desirable to effect such collection, enforcement or payment, the Collateral Agent being hereby appointed such Guarantor's attorney-in-fact for such purpose.

          (b) Each Guarantor hereby grants to the Collateral Agent (for the benefit of the Holders) a security interest in any indebtedness referred to in Section 2.07(a) and in any personal property of the Company in which such Guarantor now has or in the future acquires any right, title or interest. Each Guarantor agrees that such security interest shall be additional security for the Guaranteed Obligations and shall be superior to any right of such Guarantor in such property until the Guaranteed Obligations have been fully satisfied and performed.

     2.08 Limitation on Guarantee. In any proceeding involving any state corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantors under Section 2.01 would otherwise be held or determined to be void, invalid or unenforceable or if the claims of the Holders in respect of such obligations would be subordinated to the claims of any other creditors on account of the Guarantors' liability under
Section 2.01, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Holders or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Article III.  Covenants.

     3.01 Books and Records. Each Guarantor shall: (a) keep full and accurate books and records relating to its business; and (b) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to financial matters, in such manner as the Collateral Agent may request.

Article IV.  Miscellaneous.

     4.01 Waiver. No failure on the part of the Collateral Agent or any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     4.02 Notices. All notices and communications to be given under this Agreement shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid to:

        if to the Guarantors:             Inamed Corporation
                                          3800 Howard Hughes Parkway, #900
                                          Las Vegas, Nevada
                                          Attention: Ilan Reich

        if to the Collateral Agent:       Appaloosa Management, L.P.
                                          26 Main St., 1st Floor
                                          Chatham, N.J.  07928
                                          Attention:  James Bolin

     4.03 Expenses, Etc. The Guarantors jointly and severally agree to pay or to reimburse the Collateral Agent for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Collateral Agent in any effort to enforce any of the provisions of Article II, or any of the obligations of the Guarantors in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of the Collateral Agent under this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

     4.04 Amendments. This Agreement may be amended as to the Collateral Agent and its respective successors and assigns, and the Guarantors may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Guarantors shall obtain the written consent of the Collateral Agent. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

      4.05 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     4.06 Survival. All covenants, agreements, representations and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions contemplated hereby shall survive the Closing and the delivery of the Loan Documents, regardless of any investigation made by or on behalf of any party.

     4.07 Agreements Superseded. Except with respect to express references to other Loan Documents, this Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

     4.08 Severability. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     4.09 Captions. The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     4.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     4.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A
JURISDICTION OTHER THAN SUCH STATE.

     4.12 Submission to Jurisdiction. If any action, proceeding or litigation shall be brought by the Collateral Agent in order to enforce any right or remedy under this Agreement, each Guarantor hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Each Guarantor hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

     4.13. Service of Process. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

     4.14. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                      BIOENTERICS LATIN AMERICA
                                          S.A. DE C.V,
                                      a Mexico corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------
                                          Name: Ilan Reich
                                          Title:

                                      CHAMFIELD LTD.,
                                      a Ireland corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------
                                          Name: Ilan Reich
                                          Title:

                                      INAMED DO BRASIL LTDA,
                                      a Brazil corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------
                                          Name: Ilan Reich
                                          Title:

                                      MCGHAN LTD.,
                                      a Ireland corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------
                                          Name: Ilan Reich
                                          Title:

                                      MCGHAN MEDICAL ASIA/PACIFIC LTD.,
                                      a Hong Kong corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------

                                          Name: Ilan Reich
                                          Title:

                                      MCGHAN MEDICAL B.V.,
                                      a Netherlands corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------

                                          Name: Ilan Reich
                                          Title:

                                      MCGHAN MEDICAL BENELUX B.V.,
                                      a Netherlands corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------

                                          Name: Ilan Reich
                                          Title:

                                      MCGHAN MEDICAL BENELUX B.V.B.A,
                                      a Belgium corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------
                                          Name: Ilan Reich
                                          Title:

                                      MCGHAN MEDICAL GMBH,
                                      a Germany corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------
                                          Name: Ilan Reich
                                          Title:

                                      MCGHAN MEDICAL LTD.,
                                      a United Kingdom corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------
                                          Name: Ilan Reich
                                          Title:

                                      MCGHAN MEDICAL MEXICO, S.A.
                                          DE C.V,
                                      a Mexico corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------
                                          Name: Ilan Reich
                                          Title:

                                      MCGHAN MEDICAL S.A.,
                                      a Spain corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------
                                          Name: Ilan Reich
                                          Title:

                                      MCGHAN MEDICAL S.A.R.L.,
                                      a France corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------
                                          Name: Ilan Reich
                                          Title:

                                      MCGHAN MEDICAL S.R.L.,
                                      a Italy corporation


                                      By:
                                          /s/ Ilan Reich
                                          ---------------------
                                          Name: Ilan Reich
                                          Title: